Exhibit 99.1

1550 Peachtree Street, N.W. Atlanta, Georgia 30309

NEWS RELEASE

Contact:

Trevor Burns	Ben Sheidler
Investor Relations	Media Relations
(404) 885-8804	404-885-8332
trevor.burns@equifax.com	ben.sheidler@equifax.com

ATLANTA, February 12, 2020 -- Equifax Inc. (NYSE: EFX) today announced financial results for the quarter and full year ended December 31, 2019.

“We had a solid finish to 2019, delivering our strongest revenue growth of the year in the fourth quarter. This broad based growth gives us confidence and momentum as we enter 2020.” said Mark W. Begor, Chief Executive Officer of Equifax. “2019 was a transition year for Equifax as we move back to a more normal growth mode. We made significant progress during the year on our multi-year, $1.25 billion EFX2020 cloud technology transformation including the ongoing migration of our data, analytics, and application infrastructure to cloud native technology, which will accelerate the speed at which we innovate and grow while continuing to strengthen our data security. We also took strong steps to expand our access to unique, differentiated data and our collaboration with our customers and partners to deliver advanced decisioning and data solutions that help them more effectively grow and manage their business.”

Financial Results Summary

The Company reported revenue of $905.8 million in the fourth quarter of 2019, an 8 percent increase from the fourth quarter of 2018 and a 10 percent increase in local currency.

Fourth quarter 2019 diluted EPS attributable to Equifax was $0.07 per share, down from $0.21 per share in the fourth quarter of 2018.

Net income attributable to Equifax of $9.2 million was down from $25.6 million in the fourth quarter of 2018.

For the full year 2019, revenue was $3.5 billion, a 3 percent increase from 2018 and a 5 percent increase in local currency. Diluted EPS attributable to Equifax was a loss of $3.27 per share, down from income of $2.47 per share for the full year 2018. Net loss attributable to Equifax was $398.8 million, down compared to net income of $299.8 million for the full year 2018.

Our results in the fourth quarter of 2019 included a pre-tax legal accrual of $99.6 million for losses associated with certain legal proceedings and government investigations related to the 2017 cybersecurity incident. The charge represents completed settlements and our best estimate of remaining liabilities for the U.S. matters related to the 2017 cybersecurity incident. The impact of this accrual on diluted EPS was $0.68 per share for the fourth quarter.

USIS fourth quarter results

•Total revenue was $330.9 million in the fourth quarter of 2019, an increase of 8 percent from the fourth quarter of 2018. Operating margin for USIS was 33.6 percent in the fourth quarter of 2019, compared to 35.5 percent in the fourth quarter of 2018. Adjusted EBITDA margin for USIS was 45.1 percent in the fourth quarter of 2019, compared to 47.5 percent in the fourth quarter of 2018.
•Online Information Solutions revenue was $227.3 million, up 8 percent from the fourth quarter of 2018.
•Mortgage Solutions revenue was $32.5 million, an increase of 19 percent from the fourth quarter of 2018.
•Financial Marketing Services revenue was $71.1 million, an increase of 3 percent when compared to the fourth quarter of 2018.

Workforce Solutions fourth quarter results

•Total revenue was $250.5 million in the fourth quarter of 2019, a 22 percent increase from the fourth quarter of 2018. Operating margin for Workforce Solutions was 39.2 percent in the fourth quarter of 2019 compared to 39.7 percent in the fourth quarter of 2018. Adjusted EBITDA margin for Workforce Solutions was 47.0 percent in the fourth quarter of 2019, compared to 48.7 percent in the fourth quarter of 2018.
•Verification Services revenue was $193.6 million, up 33 percent when compared to the fourth quarter of 2018.
•Employer Services revenue was $56.9 million, down 6 percent when compared to the fourth quarter of 2018.

International fourth quarter results

•Total revenue was $235.9 million in the fourth quarter of 2019, a slight decrease from the fourth quarter of 2018 and an increase of 4 percent on a local currency basis. Operating margin for International was 15.3 percent in the fourth quarter of 2019 compared to 6.6 percent in the fourth quarter of 2018. Adjusted EBITDA margin for International was 36.4 percent in the fourth quarter of 2019 compared to 32.4 percent in the fourth quarter of 2018.
•Asia Pacific revenue was $73.7 million, down 4 percent from the fourth quarter of 2018 and up 1 percent on a local currency basis.
•Europe revenue was $76.3 million, up slightly from the fourth quarter of 2018 and up 1 percent on a local currency basis.
•Latin America revenue was $46.4 million, down 3 percent from the fourth quarter of 2018 and up 11 percent on a local currency basis.
•Canada revenue was $39.5 million, up 9 percent from the fourth quarter of 2018 on a reported and local currency basis.

Global Consumer Solutions fourth quarter results

•Revenue was $88.5 million, a 3 percent increase from the fourth quarter of 2018 on a reported and local currency basis. Operating margin was 13.8 percent compared to 8.5 percent in the fourth quarter of 2018. Adjusted EBITDA margin was 26.9 percent compared to 21.1 percent in the fourth quarter of 2018.

Adjusted EPS and Adjusted EBITDA Margin

•Adjusted EPS attributable to Equifax was $1.53, up 11 percent compared to the fourth quarter of 2018. This financial measure for 2019 excludes the accrual for legal matters related to the 2017 cybersecurity incident, settlements with commercial customers and PayNet acquisition-related amounts other than acquisition-related amortization. The financial measure for both 2019 and 2018 excludes acquisition-related amortization expense of certain acquired intangibles, costs related to the 2017 cybersecurity incident, realignment of internal resources and other costs, Argentina highly inflationary foreign currency adjustment, and income tax effects of stock awards recognized upon vesting or settlement. The financial measure for 2018 excludes a legal settlement and adjustments for uncertain tax positions. These items are net of associated tax impacts and are described more fully in the attached Q&A.

•Adjusted EBITDA margin was 35.2 percent, compared to 33.2 percent in the fourth quarter of 2018. These financial measures for 2019 and 2018 have been adjusted for certain items, including costs related to the 2017 cybersecurity incident, which affect the comparability of the underlying operational performance and are described more fully in the attached Q&A.

•Full year adjusted EPS attributable to Equifax was $5.62, down 3 percent from the prior year period. Full year adjusted EBITDA margin was 33.4 percent compared to 33.7 percent in 2018. These financial measures for 2019 and 2018 have been adjusted for certain items, including costs related to the 2017 cybersecurity incident, which affect the comparability of the underlying operational performance and are described more fully in the attached Q&A.

•Adjusted EPS, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures which are explained under “Non-GAAP Financial Measures” below and are reconciled to the most directly comparable GAAP financial measures in the attached Q&A.

2020 First Quarter and Full Year Guidance

•For the first quarter of 2020, we expect reported revenue to be between $915 and $930 million, reflecting local currency growth as compared to the first quarter of 2019 of 9% to 11%, offset by an expected over 1% negative impact of foreign exchange. Adjusted EPS is expected to be between $1.29 and $1.34 per share. The impact of foreign exchange on adjusted EPS compared to the first quarter of 2019 is expected to be a negative impact of less than $0.01 per share. Impacting first quarter 2020 revenue and adjusted EPS is an expectation of a 21% increase in U.S. mortgage market inquiries impacting our USIS and EWS units.

•We expect full year 2020 reported revenue to be between $3.650 and $3.750 billion, reflecting local currency growth as compared to 2019 of 4% and 7%, offset by an expected less than 1% negative impact of foreign exchange. Adjusted EPS is expected to be between $5.60 and $5.80 per share. The impact of foreign exchange on adjusted EPS compared to full year 2019 is expected to be a negative impact of $0.03 per share. U.S. mortgage market inquiries are expected to be approximately flat in 2020 versus 2019, with strong growth in inquiries in the first half of 2020, offset by a decline in inquiries in the second half of 2020.

About Equifax

Equifax is a global data, analytics, and technology Company and believes knowledge drives progress. The Company blends unique data, analytics, and technology with a passion for serving customers globally, to create insights that power decisions to move people forward.

Headquartered in Atlanta, Ga., Equifax operates or has investments in 27 countries in North America, Central and South America, Europe and the Asia Pacific region. It is a member of Standard & Poor’s (S&P) 500® Index, and its common stock is traded on the New York Stock Exchange (NYSE) under the symbol EFX. Equifax employs approximately 11,200 employees worldwide.

Earnings Conference Call and Audio Webcast

In conjunction with this release, Equifax will host a conference call on February 13, 2020 at 8:30 a.m. (ET) via a live audio webcast. To access the webcast, go to the Investor Relations section of our website at www.equifax.com. The discussion will be available via replay at the same site shortly after the conclusion of the webcast. In addition, we are now posting certain supplemental financial information in the February 2020 Investor Presentation. This press release is also available at that website.

Non-GAAP Financial Measures

This earnings release presents adjusted EPS attributable to Equifax which is diluted EPS attributable to Equifax adjusted (to the extent noted above for different periods) for acquisition-related amortization expense, net of tax, the income tax effects of stock awards that are recognized upon vesting or settlement, accrual for legal matters related to the 2017 cybersecurity incident, costs related to the 2017 cybersecurity incident, PayNet acquisition-related amounts other than acquisition-related amortization, settlements with commercial customers, settlement of a legal claim unrelated to the 2017 cybersecurity incident, the foreign exchange impact resulting from accounting for Argentina as a highly inflationary economy, realignment of internal resources and other costs, and adjustment for uncertain tax positions. This earnings release also presents adjusted EBITDA and adjusted EBITDA margin which is defined as consolidated net income attributable to Equifax plus net interest expense, income taxes, depreciation and amortization, and also excludes the same items as adjusted EPS. These are important financial measures for Equifax but are not financial measures as defined by GAAP.

These non-GAAP financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as an alternative measure of net income or EPS as determined in accordance with GAAP.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes are presented in the Q&A. This information can also be found under “Investor Relations/GAAP/Non-GAAP Measures” on our website at www.equifax.com.

Forward-Looking Statements

This release contains forward-looking statements and forward-looking information. These statements can be identified by expressions of belief, expectation or intention, as well as statements that are not historical fact. These statements are based on certain factors and assumptions including with respect to foreign exchange rates, expected growth, results of operations, performance, the outcome of legal proceedings, business prospects and opportunities and effective tax rates. While the Company believes these factors and assumptions to be reasonable based on information currently available, they may prove to be incorrect.

Several factors could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to, actions taken by us, including restructuring or strategic initiatives (including our EFX2020 technology and security transformation program, capital investments and asset acquisitions or dispositions), as well as developments beyond our control, including, but not limited to, changes in worldwide and U.S. economic conditions that materially impact consumer spending, consumer debt and employment and the demand for Equifax’s products and services. Other risk factors include the impact of the 2017 cybersecurity incident and the resulting litigation and other impacts on our business and results of operations; potential adverse developments in new and pending legal proceedings or government investigations; impact of our technology and security transformation and improvements in our information technology and data security infrastructure; changes in tax regulations; adverse or uncertain economic conditions and changes in credit and financial markets; uncertainties regarding the ultimate amount and timing of payments for the legal proceedings and government investigations related to the 2017 cybersecurity incident; risks associated with our ability to comply with business practice commitments and similar obligations under settlement agreements and consent orders entered into in connection with the 2017 cybersecurity incident; economic, political and other risks associated with international sales and operations; risks relating to unauthorized access to data or breaches of confidential information due to criminal conduct, attacks by hackers, employee or insider malfeasance and/or human error; changes in, and the effects of, laws and regulations and government policies governing or affecting our business, including, without limitation, our examination and supervision by the Consumer Financial Protection Bureau, a federal agency that holds primary responsibility for the regulation of consumer protection with respect to financial products and services in the U.S., oversight by the U.K. Financial Conduct Authority (“FCA”) and Information Commissioner’s Office of our debt collections services and core credit reporting businesses in the U.K., oversight by the Office of Australian Information Commission, the Australian Competition and Consumer Commission (“ACCC”) and other regulatory entities of our credit reporting business in Australia and the impact of current privacy laws and regulations, including the European General Data Protection Regulation and the California Consumer Privacy Act, or any future privacy laws and regulations; federal or state responses to identity theft concerns; our ability to successfully develop and market new products and services, respond to pricing and other competitive pressures, complete and integrate acquisitions and other investments and achieve targeted cost efficiencies; timing and amount of capital expenditures; changes in capital markets and corresponding effects on the Company’s investments and benefit plan obligations; foreign currency exchange rates and earnings repatriation limitations; and the decisions of taxing authorities which could affect our effective tax rates. A summary of additional risks and uncertainties can be found in our Annual Report on Form 10-K for the year ended December 31, 2018, including without limitation under the captions “Item 1. Business -- Governmental Regulation” and “-- Forward-Looking Statements” and “Item 1A. Risk Factors,” and in our other filings with the U.S. Securities and Exchange Commission. Forward-looking statements are given only as at the date of this release and the Company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

EQUIFAX
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,
	2019	2018
(In millions, except per share amounts)
Operating revenue	$905.8	$835.3
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	382.9	372.2
Selling, general and administrative expenses	389.0	337.9
Depreciation and amortization	86.9	79.1
Total operating expenses	858.8	789.2
Operating income	47.0	46.1
Interest expense	(29.3)	(26.5)
Other income, net	6.2	5.4
Consolidated income before income taxes	23.9	25.0
(Provision) benefit for income taxes	(13.1)	1.7
Consolidated net income	10.8	26.7
Less: Net income attributable to noncontrolling interests including redeemable noncontrolling interests	(1.6)	(1.1)
Net income attributable to Equifax	$9.2	$25.6
Basic earnings per common share:
Net income attributable to Equifax	$0.08	$0.21
Weighted-average shares used in computing basic earnings per share	121.1	120.6
Diluted earnings per common share:
Net income attributable to Equifax	$0.07	$0.21
Weighted-average shares used in computing diluted earnings per share	122.3	121.4
Dividends per common share	$0.39	$0.39

EQUIFAX
CONSOLIDATED STATEMENTS OF (LOSS) INCOME

	Twelve Months Ended December 31,
	2019	2018
(In millions, except per share amounts)
Operating revenue	$3,507.6	$3,412.1
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	1,521.7	1,440.4
Selling, general and administrative expenses	1,990.2	1,213.3
Depreciation and amortization	331.1	310.4
Total operating expenses	3,843.0	2,964.1
Operating (loss) income	(335.4)	448.0
Interest expense	(111.7)	(103.5)
Other income, net	14.1	11.8
Consolidated (loss) income before income taxes	(433.0)	356.3
Benefit (provision) for income taxes	40.2	(50.0)
Consolidated net (loss) income	(392.8)	306.3
Less: Net income attributable to noncontrolling interests including redeemable noncontrolling interests	(6.0)	(6.5)
Net (loss) income attributable to Equifax	$(398.8)	$299.8
Basic earnings per common share:
Net (loss) income attributable to Equifax	$(3.30)	$2.49
Weighted-average shares used in computing basic earnings per share	120.9	120.4
Diluted earnings per common share:
Net (loss) income attributable to Equifax	$(3.27)	$2.47
Weighted-average shares used in computing diluted earnings per share	122.0	121.4
Dividends per common share	$1.56	$1.56

EQUIFAX
CONDENSED CONSOLIDATED BALANCE SHEET

	December 31,
	2019	2018
(In millions, except par values)
ASSETS
Current assets:
Cash and cash equivalents	$401.3	$223.6
Trade accounts receivable, net of allowance for doubtful accounts of $11.2 and $10.9 at December 31, 2019 and 2018, respectively	532.1	469.1
Prepaid expenses	88.1	100.0
Other current assets	187.9	109.6
Total current assets	1,209.4	902.3
Property and equipment:
Capitalized internal-use software and system costs	979.4	684.1
Data processing equipment and furniture	325.1	344.6
Land, buildings and improvements	236.3	216.1
Total property and equipment	1,540.8	1,244.8
Less accumulated depreciation and amortization	(593.2)	(480.0)
Total property and equipment, net	947.6	764.8
Goodwill	4,308.3	4,129.7
Indefinite-lived intangible assets	94.9	94.8
Purchased intangible assets, net	1,044.6	1,099.2
Other assets, net	304.2	162.4
Total assets	$7,909.0	$7,153.2
LIABILITIES AND EQUITY
Current liabilities:
Short-term debt and current maturities of long-term debt	$3.1	$4.9
Accounts payable	148.3	175.7
Accrued expenses	163.5	213.2
Accrued salaries and bonuses	156.1	131.0
Deferred revenue	104.0	98.0
Other current liabilities	784.1	204.0
Total current liabilities	1,359.1	826.8
Long-term debt	3,379.5	2,630.6
Deferred income tax liabilities, net	248.0	316.2
Long-term pension and other postretirement benefit liabilities	118.9	139.3
Other long-term liabilities	180.6	84.6
Total liabilities	5,286.1	3,997.5
Equifax shareholders’ equity:
Preferred stock, $0.01 par value: Authorized shares - 10.0; Issued shares - none	—	—
Common stock, $1.25 par value: Authorized shares - 300.0; Issued shares - 189.3 at December 31, 2019 and 2018; Outstanding shares -121.2 and 120.6 at December 31, 2019 and 2018, respectively	236.6	236.6
Paid-in capital	1,405.1	1,356.6
Retained earnings	4,131.8	4,717.8
Accumulated other comprehensive loss	(631.6)	(626.3)
Treasury stock, at cost, 67.5 shares and 68.1 shares at December 31, 2019 and 2018, respectively	(2,557.4)	(2,571.0)
Stock held by employee benefits trusts, at cost, 0.6 shares at December 31, 2019 and 2018, respectively	(5.9)	(5.9)
Total Equifax shareholders’ equity	2,578.6	3,107.8
Noncontrolling interests including redeemable noncontrolling interests	44.3	47.9
Total shareholders’ equity	2,622.9	3,155.7
Total liabilities and equity	$7,909.0	$7,153.2

EQUIFAX
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended December 31,
	2019	2018
(In millions)
Operating activities:
Consolidated net (loss) income	$(392.8)	$306.3
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	337.3	315.9
Stock-based compensation expense	49.7	42.5
Deferred income taxes	(87.2)	(2.3)
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(61.3)	(37.4)
Other assets, current and long-term	(78.8)	(15.4)
Current and long-term liabilities, excluding debt	546.9	62.6
Cash provided by operating activities	313.8	672.2
Investing activities:
Capital expenditures	(399.6)	(321.9)
Acquisitions, net of cash acquired	(272.9)	(138.3)
Cash received from sale of asset	—	5.6
Investment in unconsolidated affiliates, net	(25.0)	(6.9)
Cash used in investing activities	(697.5)	(461.5)
Financing activities:
Net short-term (repayments) borrowings	(1.8)	(959.2)
Payments on long-term debt	(250.0)	(100.0)
Proceeds from issuance of long-term debt	998.3	994.5
Dividends paid to Equifax shareholders	(188.7)	(187.9)
Dividends paid to noncontrolling interests	(6.6)	(10.3)
Proceeds from exercise of stock options	22.3	11.8
Payment of taxes related to settlement of equity awards	(10.5)	(19.7)
Payment of contingent consideration	—	(1.5)
Purchase of redeemable noncontrolling interests	—	(30.9)
Debt issuance costs	(5.1)	(7.8)
Cash provided by (used in) financing activities	557.9	(311.0)
Effect of foreign currency exchange rates on cash and cash equivalents	3.5	(12.5)
Increase (decrease) in cash and cash equivalents	177.7	(112.8)
Cash and cash equivalents, beginning of period	223.6	336.4
Cash and cash equivalents, end of period	$401.3	$223.6

Common Questions & Answers (Unaudited)
(Dollars in millions)

1. Can you provide a further analysis of operating revenue for the fourth quarter and adjusted revenue for the full year by operating segment?

Operating and adjusted revenue consists of the following components:

(In millions)	Three Months Ended December 31,
					Local Currency
Operating revenue:	2019	2018	$ Change	% Change	% Change*
Online Information Solutions	227.3	211.4	15.9	8%
Mortgage Solutions	32.5	27.3	5.2	19%
Financial Marketing Services	71.1	68.7	2.4	3%
Total U.S. Information Solutions	330.9	307.4	23.5	8%
Verification Services	193.6	145.4	48.2	33%
Employer Services	56.9	60.5	(3.6)	(6)%
Total Workforce Solutions	250.5	205.9	44.6	22%
Asia Pacific	73.7	76.5	(2.8)	(4)%	1%
Europe	76.3	75.9	0.4	—%	1%
Latin America	46.4	47.7	(1.3)	(3)%	11%
Canada	39.5	36.3	3.2	9%	9%
Total International	235.9	236.4	(0.5)	—%	4%
Global Consumer Solutions	88.5	85.6	2.9	3%	3%
Total operating revenue	$905.8	$835.3	$70.5	8%	10%

(In millions)	Twelve Months Ended December 31,
					Local Currency
Adjusted revenue**:	2019	2018	$ Change	% Change	% Change*
Online Information Solutions	$939.1	$877.5	$61.6	7%
Mortgage Solutions	136.9	153.6	(16.7)	(11)%
Financial Marketing Services	221.4	216.2	5.2	2%
Total U.S. Information Solutions	1,297.4	1,247.3	50.1	4%
Verification Services	700.1	567.0	133.1	23%
Employer Services	249.6	259.8	(10.2)	(4)%
Total Workforce Solutions	949.7	826.8	122.9	15%
Asia Pacific	300.1	325.6	(25.5)	(8)%	(1)%
Europe	275.6	287.3	(11.7)	(4)%	—%
Latin America	190.5	206.6	(16.1)	(8)%	9%
Canada	154.4	146.7	7.7	5%	8%
Total International	920.6	966.2	(45.6)	(5)%	3%
Global Consumer Solutions	359.9	371.8	(11.9)	(3)%	(3)%
Total adjusted revenue	$3,527.6	$3,412.1	$115.5	3%	6%
*Reflects percentage change in revenue conforming 2019 results using 2018 exchange rates.
**Adjusted revenue is defined as GAAP revenue adjusted for a charge related to settlements with commercial customers. See Non-GAAP reconciliation D for a reconciliation of operating revenue to adjusted revenue.

2. What drove the fluctuation in the effective tax rate?

Our effective income tax rate was 54.8% for the three months ended December 31, 2019 due to the permanent tax differences resulting from the accrual for losses associated with certain legal proceedings and government investigations related to the 2017 cybersecurity incident. Our effective tax rate for the three months ended December 31, 2018 was a tax benefit of 6.9%. The fourth quarter 2018 benefit was a result of adjustments recorded during the quarter to the provisional amounts recorded for the Tax Act enacted in the fourth quarter of 2017 that more than offset the income tax expense recorded during the quarter.

Our effective tax rate was 9.3% for the twelve months ended December 31, 2019, down from 14.0% for the same period in 2018. Our effective tax rate is lower for the year ended December 31, 2019 compared to 2018 due to the operating loss of the Company in 2019 and permanent tax differences resulting from the accrual for losses associated with certain legal proceedings and government investigations related to the 2017 cybersecurity incident.

3. What is the breakdown of costs related to the 2017 cybersecurity incident?

Costs related to the 2017 cybersecurity incident are defined as incremental costs to transform our information technology infrastructure and data security; legal fees and professional services costs to investigate the 2017 cybersecurity incident and respond to legal, government and regulatory claims; as well as costs to provide the free product and related support to the consumer. Costs related to the 2017 cybersecurity incident do not include the accrual for losses associated with certain legal proceedings and government investigations related to the 2017 cybersecurity incident, as further described in the Notes to the reconciliations of this release.

In the three and twelve months ended December 31, 2019, the Company recorded expenses, net of directors and officers insurance recoveries, of $99.6 million and $800.9 million, respectively, for losses associated with certain legal proceedings and government investigations related to the 2017 cybersecurity incident, exclusive of our legal and professional services expenses. While it is reasonably possible that losses exceeding the amount accrued will be incurred, it is not possible at this time to estimate the additional possible loss in excess of the amount already accrued that might result from adverse judgments, settlements, penalties or other resolution of the proceedings and investigations related to the 2017 cybersecurity incident based on a number of factors, such as the various stages of these proceedings and investigations, that alleged damages have not been specified or are uncertain, the uncertainty as to the certification of a class or classes and the size of any certified class, as applicable, and the lack of resolution on significant factual and legal issues. The ultimate amount paid on these actions, claims and investigations in excess of the amount already accrued could be material to the Company’s consolidated financial condition, results of operations, or cash flows in future periods.

We recorded $181.6 million ($147.0 million, net of tax), and $1,138.2 million ($938.4 million, net of tax) for the fourth quarter and for the year ended December 31, 2019, respectively, for expenses, net of insurance, related to the 2017 cybersecurity incident. For the fourth quarter and year ended December 31, 2018, we recorded $104.6 million ($76.8 million, net of tax), and $326.2 million ($243.9 million, net of tax), respectively, for expenses, net of insurance, related to the 2017 cybersecurity incident. The components of the costs are as follows:

(in millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Accrual for legal matters, net of directors and officers insurance recoveries, related to the 2017 cybersecurity incident	$99.6	$—	$800.9	$—
2017 cybersecurity incident related costs:
Technology and data security	75.9	113.9	292.1	307.2
Legal and investigative fees	6.1	12.2	41.3	73.6
Product liability	—	8.5	3.9	20.4
Cybersecurity insurance recoveries	—	(30.0)	—	(75.0)
Total	$181.6	$104.6	$1,138.2	$326.2

The $75.9 million and $292.1 million of technology and data security costs include incremental costs to transform our technology infrastructure and improve application, network, data security, and the costs of development and launch of Lock and Alert™. These include, but are not limited to, costs for people, professional and contracted services, technical services and products, and other costs added either directly or indirectly to manage, execute, and support the implementation of these plans. The $6.1 million and $41.3 million of legal and investigative fees include legal fees and professional services costs to investigate the 2017 cybersecurity incident and respond to legal, government, and regulatory investigations and claims related to the 2017 cybersecurity incident. We did not record any product liability costs in the fourth quarter of 2019. The $3.9 million of product liability costs in the twelve months ended December 31, 2019 include the expected costs of fulfillment of TrustedID® Premier and support of consumers using TrustedID® Premier. Additionally, in 2018, the Company extended the free credit file monitoring services for impacted consumers using the free TrustedID® Premier service by providing them the opportunity to enroll in Experian® IDNotify™ at no cost for an additional twelve months.

Since the announcement of the cybersecurity incident in September 2017, we have incurred a total of $1,703.4 million of costs related to the incident, incremental technology and data security costs, and expenses, net of insurance recoveries, for losses associated with certain legal proceedings and government investigations related to the 2017 cybersecurity incident.

We expect 2017 cybersecurity incident related costs for 2020 to be less than the levels incurred in 2019. Costs related to the 2017 cybersecurity incident do not include the accrual for legal proceedings and government investigations related to the 2017 cybersecurity incident, as further described in the Notes to the reconciliations of this release.

At the time of the 2017 cybersecurity incident, we had $125.0 million of cybersecurity insurance coverage, above a $7.5 million deductible, to limit our exposure to losses such as those related to this incident. Since the announcement of the 2017 cybersecurity incident, we have received the maximum reimbursement under the insurance policy of $125.0 million, all of which was received prior to 2019. We also maintained a directors and officers insurance policy of which we have recorded our estimated maximum recoveries as of December 31, 2019.

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)
(Dollars in millions, except per share amounts)

A.   Reconciliation of net income attributable to Equifax to diluted EPS attributable to Equifax, defined as net income adjusted for acquisition-related amortization expense, accrual for legal matters related to the 2017 cybersecurity incident, costs related to the 2017 cybersecurity incident, settlements with commercial customers, realignment of internal resources and other costs, PayNet acquisition-related amounts other than acquisition-related amortization, Argentina highly inflationary foreign currency impacts, the income tax effect of stock awards recognized upon vesting or settlement, a legal settlement unrelated to the 2017 cybersecurity incident, adjustments for uncertain tax positions, and income tax adjustments:

	Three Months Ended December 31,
(In millions, except per share amounts)	2019	2018	$ Change
Net income attributable to Equifax	$9.2	$25.6	$(16.4)
Acquisition-related amortization expense of certain acquired intangibles (1)	35.3	34.9	0.4
Cybersecurity incident related costs (3)	82.0	104.6	(22.6)
Accrual for legal matters related to the 2017 cybersecurity incident (2)	99.6	—	99.6
Income tax effects of stock awards that are recognized upon vesting or settlement (8)	1.1	(0.5)	1.6
Argentina highly inflationary foreign currency adjustment (7)	0.2	0.6	(0.4)
Realignment of internal resources and other costs (5)	—	46.1	(46.1)
Tax impact of adjustments (11)	(39.9)	(44.0)	4.1
Net income attributable to Equifax, adjusted for items listed above	$187.5	$167.3	$20.2
Diluted EPS attributable to Equifax, adjusted for the items listed above	$1.53	$1.38	$0.15
Weighted-average shares used in computing diluted EPS	122.3	121.4

	Twelve Months Ended December 31,
(In millions, except per share amounts)	2019	2018	$ Change
Net income attributable to Equifax	$(398.8)	$299.8	$(698.6)
Acquisition-related amortization expense of certain acquired intangibles (1)	140.2	152.8	(12.6)
Accrual for legal matters related to the 2017 cybersecurity incident (2)	800.9	—	800.9
Cybersecurity incident related costs (3)	337.3	326.2	11.1
Settlements with commercial customers (4)	20.0	—	20.0
Realignment of internal resources and other costs (5)	11.5	46.1	(34.6)
PayNet acquisition-related amounts other than acquisition-related amortization (6)	6.3	—	6.3
Argentina highly inflationary foreign currency adjustment (7)	1.0	1.8	(0.8)
Income tax effects of stock awards that are recognized upon vesting or settlement (8)	(3.0)	(7.5)	4.5
Legal settlement (9)	—	18.5	(18.5)
Adjustments for uncertain tax positions (10)	—	(14.1)	14.1
Tax impact of adjustments (11)	(229.7)	(121.4)	(108.3)
Net income attributable to Equifax, adjusted for items listed above	$685.7	$702.2	$(16.5)
Diluted EPS attributable to Equifax, adjusted for items listed above	$5.62	$5.79	$(0.17)
Weighted-average shares used in computing diluted EPS	122.0	121.4

(1)During the fourth quarter of 2019, we recorded acquisition-related amortization expense of certain acquired intangibles of $35.3 million ($30.0 million net of tax). We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the significant cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles. The $5.3 million of tax is comprised of $9.3 million of tax expense net of $4.0 million of a cash income tax benefit. During the fourth quarter of 2018, we recorded acquisition-related amortization expense of certain acquired intangibles of $34.9 million ($29.9 million net of tax). The $5.0 million of tax is comprised of $9.0 million of tax expense net of $4.0 million of a cash income tax benefit.

For the year ended December 31, 2019, we recorded acquisition-related amortization expense of certain acquired intangibles of $140.2 million ($119.4 million net of tax). The $20.8 million of tax is comprised of $36.9 million of tax expense net of

$16.1 million of a cash income tax benefit. For the year ended December 31, 2018, we recorded acquisition-related amortization expense of certain acquired intangibles of $152.8 million ($129.2 million net of tax). The $23.6 million of tax is comprised of $39.6 million of tax expense net of $16.0 million of a cash income tax benefit. See the Notes to this reconciliation for additional detail.

(2)During the fourth quarter of 2019 and for the year ended December 31, 2019, we recorded expenses, net of directors and officers insurance recoveries, of $99.6 million ($83.5 million, net of tax) and $800.9 million ($686.1 million, net of tax) for losses associated with certain legal proceedings and government investigations related to the 2017 cybersecurity incident, exclusive of our legal professional services expenses. See the Notes to this reconciliation for additional detail.

(3)During the fourth quarter of 2019 and for the year ended December 31, 2019, we recorded pre-tax expenses of $82.0 million ($63.5 million, net of tax) and $337.3 million ($252.3 million, net of tax), respectively, for expenses related to the 2017 cybersecurity incident. During the fourth quarter of 2018 and for year ended December 31, 2018, we recorded pre-tax expenses of $104.6 million ($76.8 million, net of tax) and $326.2 million ($243.9 million, net of tax), respectively, for expenses related to the 2017 cybersecurity incident. See the Notes to this reconciliation for additional detail.

(4)During the third quarter of 2019, we recorded a $20.0 million ($15.1 million, net of tax) charge to revenue related to settlements with commercial customers. See the Notes to this reconciliation for additional detail.

(5)During the first quarter of 2019 and the fourth quarter of 2018, we recorded $11.5 million ($8.8 million, net of tax) and $46.1 million ($35.0 million, net of tax), respectively, of restructuring charges for the realignment of internal resources and other costs, which predominantly relates to the reduction of headcount and the realignment of our internal resources to support the Company’s strategic objectives and increase the integration of our global operations. See the Notes to this reconciliation for additional detail.

(6)During the second quarter of 2019, we recorded $6.3 million ($4.8 million, net of tax) for PayNet acquisition related amounts other than acquisition-related amortization which was primarily related to transaction costs resulting from the acquisition and was recorded in operating income. See the Notes to this reconciliation for additional detail.

(7)Argentina experienced multiple periods of increasing inflation rates, devaluation of the peso, and increasing borrowing rates. As such, Argentina has been deemed a highly inflationary economy by accounting policymakers. During the fourth quarter of 2019 and for the year ended December 31, 2019, we recorded a foreign currency loss of $0.2 million and $1.0 million, respectively, related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. During the fourth quarter of 2018 and for the year ended December 31, 2018, we recorded a foreign currency loss of $0.6 million and $1.8 million, respectively, related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. See the Notes to this reconciliation for additional detail.

(8)During the fourth quarter of 2019 and for the year ended December 31, 2019, we recorded tax expense of $1.1 million and tax benefit of $3.0 million, respectively, related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. During the fourth quarter of 2018 and for the year ended December 31, 2018, we recorded a tax benefit of $0.5 million and $7.5 million, respectively, related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. See the Notes to this reconciliation for additional detail.

(9)During the third quarter of 2018, we recorded an $18.5 million ($14.1 million, net of tax) charge for a legal settlement that was not related to the 2017 cybersecurity incident. See the Notes to this reconciliation for additional detail.

(10)For the year ended December 31, 2018, we recorded a tax benefit of $14.1 million related to adjustments from uncertain tax positions resulting from the completion of examinations of historical tax returns. See the Notes to this reconciliation for additional detail.

(11)During the fourth quarter of 2019, we recorded the tax impact of adjustments of $39.9 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $5.3 million ($9.3 million of tax expense net of $4.0 million of a cash income tax benefit), (ii) tax adjustment of $16.1 million related to the 2017 cybersecurity incident related legal matters, and (iii) a tax adjustment of $18.5 million related to expenses for the 2017 cybersecurity incident. During the fourth quarter of 2018, we recorded the tax impact of adjustments of $44.0 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $5.0 million ($9.0 million of tax expense net of $4.0 million of a cash income tax benefit), (ii) tax adjustment of $11.1 million related to the realignment of internal resources, and (iii) a tax adjustment of $27.8 million related to expenses for the 2017 cybersecurity incident.

For the year ended December 31, 2019, we recorded the tax impact of adjustments of $229.7 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $20.8 million ($36.9 million of tax expense net of $16.1 million of a cash income tax benefit), (ii) a tax adjustment of $114.8 million related to cybersecurity incident related legal matters, (iii) a tax adjustment of $85.0 million related to expenses for the 2017 cybersecurity incident, (iv) a tax adjustment of $1.5 million for PayNet acquisition related amounts other than acquisition-related amortization, (v) a tax adjustment of $4.9 million related to the settlement with commercial customers, and (vi) a tax adjustment of $2.7 million related to the realignment of internal resources. For the year ended December 31, 2018, we recorded the tax impact of adjustments of $121.4 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $23.6 million ($39.6 million of tax expense net of $16.0 million of a cash income tax benefit), (ii) tax adjustment of $4.4 million related to the settlement of a legal claim, (iii) tax adjustment of $11.1 million related to the realignment of internal resources, and (iv) a tax adjustment of $82.3 million related to expenses for the 2017 cybersecurity incident.

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)
(Dollars in millions, except per share amounts)

B. Reconciliation of adjusted revenue, defined as GAAP revenue adjusted for a charge related to settlements with commercial customers, and net income attributable to Equifax to adjusted EBITDA, defined as net income excluding income taxes, interest expense, net, depreciation and amortization, accrual for legal matters related to the cybersecurity incident, costs related to the 2017 cybersecurity incident, settlements with a commercial customer, realignment of resources and other costs, PayNet acquisition related amounts, Argentina highly inflationary foreign currency impacts, a legal settlement unrelated to the 2017 cybersecurity incident, and presentation of adjusted EBITDA margin:

	Three Months Ended December 31,
(In millions)	2019	2018	$ Change
Revenue	$905.8	$835.3	$70.5
Settlements with commercial customers (3)	—	—	—
Adjusted revenue	$905.8	$835.3	$70.5

Net income attributable to Equifax	$9.2	$25.6	$(16.4)
Income taxes	13.1	(1.7)	14.8
Interest expense, net*	28.1	25.4	2.7
Depreciation and amortization	86.9	79.1	7.8
Cybersecurity incident related costs (exclusive of depreciation and amortization above) (2)	82.0	102.5	(20.5)
Accrual for legal matters related to the 2017 cybersecurity incident (1)	99.6	—	99.6
Argentina highly inflationary foreign currency adjustment (6)	0.2	0.6	(0.4)
Realignment of internal resources and other costs (4)	—	46.1	(46.1)
Adjusted EBITDA, excluding the items listed above	$319.1	$277.6	$41.5
Adjusted EBITDA margin	35.2%	33.2%

	Twelve Months Ended December 31,
(In millions)	2019	2018	$ Change
Revenue	$3,507.6	$3,412.1	$95.5
Settlements with commercial customers (3)	20.0	—	20.0
Adjusted revenue	$3,527.6	$3,412.1	$115.5

Net income attributable to Equifax	$(398.8)	$299.8	$(698.6)
Income taxes	(40.2)	50.0	(90.2)
Interest expense, net*	108.6	99.3	9.3
Depreciation and amortization	331.1	310.4	20.7
Accrual for legal matters related to the 2017 cybersecurity incident (1)	800.9	—	800.9
Cybersecurity incident related costs (exclusive of depreciation and amortization above) (2)	337.3	324.0	13.3
Settlements with commercial customers (3)	20.0	—	20.0
Realignment of internal resources and other costs (4)	11.5	46.1	(34.6)
PayNet acquisition-related amounts other than acquisition-related amortization (5)	6.3	—	6.3
Argentina highly inflationary foreign currency adjustment (6)	1.0	1.8	(0.8)
Legal settlement unrelated to the 2017 cybersecurity incident (7)	—	18.5	(18.5)
Adjusted EBITDA, excluding the items listed above	$1,177.7	$1,149.9	$27.8
Adjusted EBITDA margin	33.4%	33.7%

*Excludes interest income of $1.2 million and $1.1 million for the fourth quarter of 2019 and 2018, respectively. Also, excludes interest income of $3.1 million and $4.2 million the years ended December 31, 2019 and 2018, respectively.

(1)During the fourth quarter of 2019 and for the year ended December 31, 2019, we recorded expenses, net of directors and officers insurance recoveries, of $99.6 million ($83.5 million, net of tax) and $800.9 million ($686.1 million, net of tax) for losses associated with certain legal proceedings and government investigations related to the 2017 cybersecurity incident, exclusive of our legal professional services expenses. See the Notes to this reconciliation for additional detail.

(2)During the fourth quarter of 2019 and for the year ended December 31, 2019, we recorded pre-tax expenses of $82.0 million ($63.5 million, net of tax) and $337.3 million ($252.3 million, net of tax), respectively, for expenses related to the 2017 cybersecurity incident. During the fourth quarter of 2018 and for year ended December 31, 2018, we recorded pre-tax expenses of $104.6 million ($76.8 million, net of tax) and $326.2 million ($243.9 million, net of tax), respectively, for expenses related to the 2017 cybersecurity incident. See the Notes to this reconciliation for additional detail.

(3)During the third quarter of 2019, we recorded a $20.0 million ($15.1 million, net of tax) charge to revenue related to settlements with commercial customers. See the Notes to this reconciliation for additional detail.

(4)During the first quarter of 2019 and the fourth quarter of 2018, we recorded $11.5 million ($8.8 million, net of tax) and $46.1 million ($35.0 million, net of tax), respectively, of restructuring charges for the realignment of internal resources and other costs, which predominantly relates to the reduction of headcount and the realignment of our internal resources to support the Company’s strategic objectives and increase the integration of our global operations. See the Notes to this reconciliation for additional detail.

(5)During the second quarter of 2019, we recorded $6.3 million ($4.8 million, net of tax) for PayNet acquisition related amounts other than acquisition-related amortization which was primarily related to transaction costs resulting from the acquisition and was recorded in operating income. See the Notes to this reconciliation for additional detail.

(6)During the fourth quarter of 2019 and for the year ended December 31, 2019, we recorded a foreign currency loss of $0.2 million and $1.0 million, respectively, related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. During the fourth quarter of 2018 and for the year ended December 31, 2018, we recorded a foreign currency loss of $0.6 million and $1.8 million, respectively, related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. See the Notes to this reconciliation for additional detail.

(7)During the third quarter of 2018, we recorded an $18.5 million ($14.1 million, net of tax) charge for a legal settlement that was not related to the 2017 cybersecurity incident. See the Notes to this reconciliation for additional detail.

C. Reconciliation of adjusted revenue, defined as GAAP revenue adjusted for a charge related to settlements with commercial customers and operating income to Adjusted EBITDA, excluding depreciation and amortization expense, other income, net, noncontrolling interest, accrual for legal matters related to the cybersecurity incident, costs related to the 2017 cybersecurity incident, settlements with a commercial customer, realignment of resources and other costs, PayNet acquisition related amounts, Argentina highly inflationary foreign currency impacts, a legal settlement unrelated to the 2017 cybersecurity incident, and presentation of adjusted EBITDA margin for each of the segments:

(In millions)	Three Months Ended December 31, 2019
	U.S. Information Solutions	Workforce Solutions	International	Global Consumer Solutions	General Corporate Expense**	Total

Revenue	$330.9	$250.5	$235.9	$88.5	—	$905.8
Operating Income	111.2	98.3	36.2	12.2	(210.9)	47.0
Depreciation and Amortization	21.7	14.2	30.2	3.6	17.2	86.9
Other income/(expense), net*	0.7	—	7.2	—	(2.9)	5.0
Noncontrolling interest	—	—	(1.6)	—	—	(1.6)
Adjustments (1) (2) (6)	15.7	5.1	13.8	8.0	139.2	181.8
Adjusted EBITDA	$149.3	$117.6	$85.8	$23.8	$(57.4)	$319.1
Operating Margin	33.6%	39.2%	15.3%	13.8%	nm	5.2%
Adjusted EBITDA Margin	45.1%	47.0%	36.4%	26.9%	nm	35.2%

(In millions)	Twelve Months Ended December 31, 2019
	U.S. Information Solutions	Workforce Solutions	International	Global Consumer Solutions	General Corporate Expense**	Total

Revenue	$1,277.4	$949.7	$920.6	$359.9	—	$3,507.6
Adjustments (3)	20.0	—	—	—	—	20.0
Adjusted revenue	1,297.4	949.7	920.6	359.9	—	3,527.6

Operating Income	423.4	389.7	96.1	48.4	(1,293.0)	(335.4)
Depreciation and Amortization	81.8	53.6	117.8	15.0	62.9	331.1
Other income/(expense), net*	2.6	—	17.5	—	(9.1)	11.0
Noncontrolling interest	—	—	(6.0)	—	—	(6.0)
Adjustments (1) (2) (3) (4) (5) (6)	70.4	17.9	54.3	25.2	1,009.2	1,177.0
Adjusted EBITDA	$578.2	$461.2	$279.7	$88.6	$(230.0)	$1,177.7
Operating Margin	33.1%	41.0%	10.4%	13.4%	nm	(9.6)%
Adjusted EBITDA Margin	44.6%	48.6%	30.4%	24.6%	nm	33.4%

*Excludes interest income of $1.2 million in the fourth quarter and $3.1 million for the year ended December 31, 2019.
**General Corporate Expense includes non-recurring adjustments of $139.2 million for the fourth quarter and $1,009.2 million for the year ended December 31, 2019.

(In millions)	Three Months Ended December 31, 2018
	U.S. Information Solutions	Workforce Solutions	International	Global Consumer Solutions	General Corporate Expense**	Total

Revenue	$307.4	$205.9	$236.4	$85.6	—	$835.3
Operating Income	109.2	81.7	15.6	7.3	(167.7)	46.1
Depreciation and Amortization	18.6	11.5	30.7	3.8	14.5	79.1
Other income/(expense), net*	0.6	—	5.7	—	(2.0)	4.3
Noncontrolling interest	—	—	(1.1)	—	—	(1.1)
Adjustments (2) (4) (6)	17.6	7.0	25.8	6.9	91.9	149.2
Adjusted EBITDA	$146.0	$100.2	$76.7	$18.0	$(63.3)	$277.6
Operating Margin	35.5%	39.7%	6.6%	8.5%	nm	5.5%
Adjusted EBITDA Margin	47.5%	48.7%	32.4%	21.1%	nm	33.2%

(In millions)	Twelve Months Ended December 31, 2018
	U.S. Information Solutions	Workforce Solutions	International	Global Consumer Solutions	General Corporate Expense**	Total

Revenue	$1,247.3	$826.8	$966.2	$371.8	—	$3,412.1
Operating Income	441.7	332.7	108.6	68.6	(503.6)	448.0
Depreciation and Amortization	79.2	45.8	118.5	14.9	52.0	310.4
Other income/(expense), net*	2.7	—	14.4	—	(9.5)	7.6
Noncontrolling interest	—	—	(6.5)	—	—	(6.5)
Adjustments (2) (4) (6) (7)	55.3	19.8	58.6	23.7	233.0	390.4
Adjusted EBITDA	$578.9	$398.3	$293.6	$107.2	$(228.1)	$1,149.9
Operating Margin	35.4%	40.2%	11.2%	18.4%	nm	13.1%
Adjusted EBITDA Margin	46.4%	48.2%	30.4%	28.8%	nm	33.7%

*Excludes interest income $1.1 million in the fourth quarter and $4.2 million for the year ended December 31, 2018.
**General Corporate Expense includes non-recurring adjustments of $91.9 million in the fourth quarter and $233.0 million for the year ended December 31, 2018.

(1)During the fourth quarter of 2019 and for the year ended December 31, 2019, we recorded expenses, net of directors and officers insurance recoveries, of $99.6 million ($83.5 million, net of tax) and $800.9 million ($686.1 million, net of tax) for losses associated with certain legal proceedings and government investigations related to the 2017 cybersecurity incident, exclusive of our legal professional services expenses. See the Notes to this reconciliation for additional detail.

(2)During the fourth quarter of 2019 and for the year ended December 31, 2019, we recorded pre-tax expenses of $82.0 million ($63.5 million, net of tax) and $337.3 million ($252.3 million, net of tax), respectively, for expenses related to the 2017 cybersecurity incident. During the fourth quarter of 2018 and for year ended December 31, 2018, we recorded pre-tax expenses of $104.6 million ($76.8 million, net of tax) and $326.2 million ($243.9 million, net of tax), respectively, for expenses related to the 2017 cybersecurity incident. See the Notes to this reconciliation for additional detail.

(3)During the third quarter of 2019, we recorded a $20.0 million ($15.1 million, net of tax) charge to revenue related to settlements with commercial customers. See the Notes to this reconciliation for additional detail.

(4)During the first quarter of 2019 and the fourth quarter of 2018, we recorded $11.5 million ($8.8 million, net of tax) and $46.1 million ($35.0 million, net of tax), respectively, of restructuring charges for the realignment of internal resources and other costs, which predominantly relates to the reduction of headcount and the realignment of our internal resources to support the Company’s strategic objectives and increase the integration of our global operations. See the Notes to this reconciliation for additional detail.

(5)During the second quarter of 2019, we recorded $6.3 million ($4.8 million, net of tax) for PayNet acquisition related amounts other than acquisition-related amortization which was primarily related to transaction costs resulting from the acquisition and was recorded in operating income. See the Notes to this reconciliation for additional detail.

(6)During the fourth quarter of 2019 and for the year ended December 31, 2019, we recorded a foreign currency loss of $0.2 million and $1.0 million, respectively, related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. During the fourth quarter of 2018 and for the year ended December 31, 2018, we recorded a foreign currency loss of $0.6 million and $1.8 million, respectively, related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. See the Notes to this reconciliation for additional detail.

(7)During the third quarter of 2018, we recorded an $18.5 million ($14.1 million, net of tax) charge for a legal settlement that was not related to the 2017 cybersecurity incident. See the Notes to this reconciliation for additional detail.

D. Reconciliation of adjusted revenue, defined as GAAP revenue adjusted for a charge related to settlements with commercial customers and adjusted revenue growth for each of the segments for the twelve months ended December 31, 2019**:

(In millions)	Twelve Months Ended December 31,
	Operating revenue	Adjustments (1)	Adjusted revenue	Operating revenue			Local Currency
Operating revenue:	2019		2019	2018	$ Change	% Change	% Change*
Online Information Solutions	$924.1	$15.0	$939.1	$877.5	61.6	7%
Mortgage Solutions	136.9	—	136.9	153.6	(16.7)	(11)%
Financial Marketing Services	216.4	5.0	221.4	216.2	5.2	2%
Total U.S. Information Solutions	1,277.4	20.0	1,297.4	1,247.3	50.1	4%
Verification Services	700.1	—	700.1	567.0	133.1	23%
Employer Services	249.6	—	249.6	259.8	(10.2)	(4)%
Total Workforce Solutions	949.7	—	949.7	826.8	122.9	15%
Asia Pacific	300.1	—	300.1	325.6	(25.5)	(8)%	(1)%
Europe	275.6	—	275.6	287.3	(11.7)	(4)%	—%
Latin America	190.5	—	190.5	206.6	(16.1)	(8)%	9%
Canada	154.4	—	154.4	146.7	7.7	5%	8%
Total International	920.6	—	920.6	966.2	(45.6)	(5)%	3%
Global Consumer Solutions	359.9	—	359.9	371.8	(11.9)	(3)%	(3)%
Total	$3,507.6	$20.0	$3,527.6	$3,412.1	$115.5	3%	6%

*Reflects percentage change in revenue conforming 2019 results using 2018 exchange rates.
**We did not have any adjustments to revenue for the three months ended December 31, 2019 or the three and twelve months ended December 31, 2018.

(1)During the third quarter of 2019, we recorded a $20.0 million ($15.1 million, net of tax) charge to revenue related settlements with commercial customers. See the Notes to this reconciliation for additional detail.

Notes to Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures

Acquisition-related amortization expense, net of tax - During the fourth quarter of 2019, we recorded acquisition-related amortization expense of certain acquired intangibles of $35.3 million ($30.0 million net of tax). For the year ended December 31, 2019, we recorded acquisition-related amortization expense of certain acquired intangibles of $140.2 million ($119.4 million net of tax).

We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the significant cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles. These financial measures are not prepared in conformity with GAAP. Management believes excluding the impact of amortization expense is useful because excluding acquisition-related amortization, and other items that are not comparable, allows investors to evaluate our performance for different periods on a more comparable basis. Certain acquired intangibles result in significant cash income tax savings which are not reflected in earnings. Management believes that including a benefit to reflect the cash income tax savings is useful as it allows investors to better value Equifax. Management makes these adjustments to earnings when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital.

Accrual for legal matters related to the 2017 cybersecurity incident - During the fourth quarter of 2019 and for the year ended December 31, 2019, we recorded expenses, net of directors and officers insurance recoveries, of $99.6 million ($83.5 million, net of tax) and $800.9 million ($686.1 million, net of tax) for losses associated with certain legal proceedings and government investigations related to the 2017 cybersecurity incident, exclusive of our legal professional services expenses. While it is reasonably possible that losses exceeding the amount accrued will be incurred, it is not possible at this time to estimate the additional possible loss in excess of the amount already accrued that might result from adverse judgments, settlements, penalties or other resolution of the proceedings and investigations related to the 2017 cybersecurity incident. The ultimate amount paid on these actions, claims and investigations in excess of the amount already accrued could be material to the Company’s consolidated financial condition, results of operations, or cash flows in future periods. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results for the three and twelve months ended December 31, 2019, since a charge of such an amount is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Costs related to the 2017 cybersecurity incident - During the third quarter of 2017, we reported that we were the target of a cybersecurity incident. We recorded $82.0 million ($63.5 million, net of tax) and $337.3 million ($252.3 million, net of tax) during the fourth quarter of 2019 and for the year ended December 31, 2019, respectively, and $104.6 million ($76.8 million, net of tax) and $326.2 million ($243.9 million, net of tax) during the fourth quarter of 2018 and for the year ended December 31, 2018, respectively, for costs related to the 2017 cybersecurity incident. Costs related to the 2017 cybersecurity incident are defined as incremental costs to transform our information technology infrastructure and data security; legal fees and professional services costs to investigate the 2017 cybersecurity incident and respond to legal, government and regulatory claims; as well as costs to provide the free credit monitoring product and related support to the consumer. Costs related to the 2017 cybersecurity incident do not include the above accrual for losses associated with certain legal proceedings and government investigations related to the 2017 cybersecurity incident. Management believes excluding these charges is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. Management makes these adjustments to net income when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Settlements with commercial customers - During the third quarter of 2019, we recorded a $20.0 million ($15.1 million, net of tax) charge to revenue related to settlements with commercial customers. Management believes this adjustment to revenue provides meaningful information regarding our revenue and provides a basis to compare revenue between periods and to net income when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital. Management considers these adjustments when assessing historical performance and is useful when planning, forecasting and analyzing future periods.

Charge related to the realignment of internal resources and other costs - During the first quarter of 2019 and the fourth quarter of 2018, we recorded $11.5 million ($8.8 million, net of tax) and $46.1 million ($35.0 million, net of tax), respectively, of restructuring charges for the realignment of internal resources and other costs, which predominantly relates to the reduction of headcount and the realignment of our internal resources to support the Company’s strategic objectives. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results for the years ended December 31, 2019 and 2018, since a charge of such amount is not comparable among the periods.

This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

PayNet acquisition related amounts for transaction expenses incurred as a direct result of the acquisition - During the second quarter of 2019, we recorded $6.3 million ($4.8 million, net of tax) for PayNet acquisition related amounts other than acquisition-related amortization which was primarily related to transaction costs resulting from the acquisition and was recorded in operating income. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results for the twelve months ended December 31, 2019, since a charge of such amount is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting, and analyzing future periods.

Argentina highly inflationary foreign currency adjustment - Argentina experienced multiple periods of increasing inflation rates, devaluation of the peso, and increasing borrowing rates. As such, Argentina has been deemed a highly inflationary economy by accounting policymakers. During the fourth quarter of 2019 and for the year ended December 31, 2019, we recorded a foreign currency loss of $0.2 million and $1.0 million, respectively, related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. During the fourth quarter of 2018 and for the year ended December 31, 2018, we recorded a foreign currency loss of $0.6 million and $1.8 million, respectively. Management believes excluding this charge is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Income tax effects of stock awards that are recognized upon vesting or settlement - During the fourth quarter of 2019 and for the year ended December 31, 2019, we recorded tax expense of $1.1 million and tax benefit of $3.0 million, respectively, related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. During the fourth quarter of 2018 and for the year ended December 31, 2018, we recorded a tax benefit of $0.5 million and $7.5 million, respectively. Management believes excluding this tax effect from financial results provides meaningful supplemental information regarding our financial results for the three and twelve months ended December 31, 2019, as compared to the corresponding period in 2018, because this amount is non-operating and relates to income tax benefits or deficiencies for stock awards recognized when tax amounts differ from recognized stock compensation cost. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Legal settlement unrelated to the 2017 cybersecurity incident - During the third quarter of 2018, we recorded an $18.5 million ($14.1 million, net of tax) charge for a legal settlement that was not related to the 2017 cybersecurity incident. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results for the year ended December 31, 2018, since a charge of such an amount is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Adjustments for uncertain tax positions - For the year ended December 31, 2018, we recorded a tax benefit of $14.1 million related to adjustments from uncertain tax positions resulting from the completion of examinations of historical tax returns. Management believes excluding this tax effect from certain financial results provides meaningful supplemental information regarding our financial results for the year ended December 31, 2018, since a charge of such amount for 2018 is not comparable among the periods. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Adjusted EBITDA and EBITDA margin - Management defines adjusted EBITDA as consolidated net income attributable to Equifax plus net interest expense, income taxes, depreciation and amortization, and also excludes certain one-time items. Management believes the use of adjusted EBITDA and adjusted EBITDA margin allows investors to evaluate our performance for different periods on a more comparable basis.

Adjusted revenue - Management defines adjusted revenue as GAAP revenue adjusted for certain non-recurring items such as a charge related to settlements with commercial customers. Management believes the use of adjusted revenue allows investors to evaluate our performance for different periods on a more comparable basis.